EXHIBIT 5.1

                               OPINION OF COUNSEL
             Hutchins, Wheeler & Dittmar, A Professional Corporation

                                                       July 13, 1999
Go2Net, Inc.
999 Third Avenue, Suite 4700
Seattle, WA  98104

REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Go2Net, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on or about July 13, 1999 in connection with the registration under the Securities Act of 1933, as amended, of a total of (i) 101,825 shares of the Company's Common Stock reserved for issuance under the Company's assumed Authorize.Net Corporation 1999 Stock Incentive Plan (the "Plan"); (ii) 64 shares of the Company's Common Stock reserved for issuance under the Company's assumed Haggle Online, Inc. Stock Option Agreement (the "Haggle Agreement"); and (iii) 70,570 shares of the Company's Common Stock reserved for issuance under the Company's assumed IQC Corporation Stock Option Agreements (the "IQC Agreements"). As the Company's legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the foregoing shares under the Plan, the Haggle Agreement and the IQC Agreements, respectively (collectively, the "Shares").

Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                           Very truly yours,

                                           /s/Hutchins, Wheeler & Dittmar

                                           HUTCHINS, WHEELER & DITTMAR,
                                           A Professional Corporation